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                                                             EXHIBIT NO. 99.9(b)

                        LEGAL OPINION CONSENT
                        ---------------------



I consent to the incorporation by reference in this Post-Effective Amendment No. 60 to the Registration Statement (File Nos. 33-1657 and 811-4492) (the "Registration Statement") of MFS(R) Series Trust X (the "Trust"), of my opinion dated September 28, 2005 appearing in Post-Effective Amendment No. 57 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on September 28, 2005.



                                         /S/ CHRISTOPHER R. BOHANE
                                         -------------------------
                                         Christopher R. Bohane
                                         Assistant Secretary and Assistant Clerk

Boston, Massachusetts
April 24, 2006